TECHNOLOGY ASSIGNMENT AGREEMENT

THIS TECHNOLOGY ASSIGNMENT AGREEMENT (the “Agreement”) is entered into on September 30, 2021, by and between Novagant Corp., a Nevada Corporation (the “Assignor”) and Apex Farms Corp., a Nevada corporation (the “Company”). The parties hereto agree as follows:

AGREEMENT

1.In consideration of the Company’s agreement to issue Company stock to Assignor, Assignor hereby irrevocably assigns, sells, transfers and conveys to the Company all right, title and interest, on a worldwide basis, in and to the technology described in Exhibit A and B attached hereto and all applicable intellectual property rights, on a worldwide basis, related thereto, including, without limitation, copyrights, trademarks, trade secrets, patents, patent applications, moral rights, contract and licensing rights (the “Property’). In consideration for such transfer of the Property, the Company shall grant to Assignor for $250 Assignor hereby acknowledges that he retains no right to use the Property and agrees not to challenge the validity of the Company’s ownership of the Property.

2.Upon each request by the Company, without additional consideration, Assignor agrees to promptly execute documents, testify and take other acts at the Company’s expense as the Company may deem necessary or desirable to procure, maintain, perfect, and enforce the full benefits, enjoyment, rights, title and interest, on a worldwide basis of the Property assigned hereunder, and render all necessary assistance in making application for and obtaining original, divisional, renewal, or reissued utility and design patents, copyrights, mask works, trademarks, trade secrets, and all other technology and intellectual property rights throughout the world related to any of the Property, in the Company’s name and for its benefit. In the event the Company is unable for any reason, after reasonable effort, to secure Assignor’s signature on any document needed in connection with the actions specified herein, Assignor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by Assignor. Assignor hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Assignor now or may hereafter have for infringement of any Property assigned hereunder.

3.Assignor further agrees to deliver to the Company upon execution of this Agreement any and all tangible manifestations of the Property, including, without limitation, all notes, records, files and tangible items of any sort in its possession or under its control relating to the Property. Such delivery shall include all present and predecessor versions. In addition, Assignor agrees to provide to the Company from and after the execution of this Agreement and at the expense of the Company competent and knowledgeable assistance to facilitate the transfer of all information, know-how, techniques, processes and the like related to such tangible manifestation and otherwise comprising the intangible aspects of the Property.

4.Assignor represents and warrants to the Company that (a) Assignor is the sole owner of the Property and has full and exclusive right to assign the rights assigned herein, (b) Assignor has full right and power to enter into and perform this Agreement without the consent of any third party, (c) all of the Property is free and clear of all claims, liens, encumbrances and the like of any nature whatsoever, (d) the Property is an original work of Assignor, (e) none of the Property infringes, conflicts with or violates any patent or other intellectual property right of any kind (including, without limitation, any trade secret) or similar rights of any third party, (f) Assignor was not acting within the scope of employment or other service arrangements with any third party when conceiving, creating or otherwise performing any activity with respect to the Property, (g) the execution, delivery and performance of this Agreement does not conflict with, constitute a breach of, or in any way violate any arrangement, understanding or agreement to which Assignor is a party or by which Assignor is bound and (h) Assignor has maintained the Property in confidence and has not granted, directly or indirectly, any rights or interest whatsoever in the Property to any third party.

5.Assignor further represents and warrants to the Company that no claim, whether or not embodied in an action past or present, of any infringement, of any conflict with, or of any violation of any patent, trade secret or other intellectual property right or similar right, has been made or is pending or threatened against Assignor relative to the Property. Assignor agrees to promptly inform the Company of any such claim arising or threatened in the future with respect to the Property or any part thereof.

6.Assignor will indemnify and hold harmless the Company, from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) which result from a breach or alleged breach of any representation or warranty of Assignor (a “Claim”) set forth in this Agreement, provided that the Company gives Assignor written notice of any such Claim and Assignor has the right to participate in the defense of any such Claim at its expense.

7.The Shares are being acquired by Assignor for its account, for investment purposes and not with a view to the sale or distribution of all or any part of the Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder. Assignor has sufficient knowledge and experience in financial matters and can evaluate the merits and risks of purchasing the Shares. Assignor has reviewed copies of such documents and other information as Assignor has deemed necessary to make an informed investment decision with respect to its acquisition of the Shares. Assignor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. Further, Assignor understands and has the financial capability of assuming the economic risk of an investment in the Shares for an indefinite period of time. Assignor has been advised by Company that Assignor will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws. Assignor understands that the provisions of Rule 144 promulgated under the Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Shares. Assignor acknowledges that the Company is under no obligation to register the Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Shares in the future.

8.This Agreement and the Exhibit A and B attached hereto constitute the entire, complete, final and exclusive understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersedes any other prior or contemporaneous oral understanding or agreement or any other prior written agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties hereto.

9.This Agreement will be governed and construed in accordance with the laws of the State of Nevada without giving effect to any conflicts of laws principles that require the application of the law of a different state. Assignor hereby expressly consents to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit filed there against Assignor by the Company arising from or related to this Agreement.

10.If any provision of this Agreement is found invalid or unenforceable, in whole or in part, the remaining provisions and partially enforceable provisions will, nevertheless, be binding and enforceable.

11.Failure by either party to exercise any of its rights hereunder shall not constitute or be deemed a waiver or forfeiture of such rights.

12.The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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IN WITNESS WHEREOF, the undersigned have executed this TECHNOLOGY ASSIGNMENT as of the date set forth above.

COMPANY:

NOVAGANT CORP

By: /s/ Wei Qun Chen
Name: Wei Qun Chen

Title: Chief Executive Officer

ASSIGNOR:

APEX FARMS CORP.

By: /s/ Alex Leo
Name: Alex Leo

Title: Chief Executive Officer

EXHIBIT A

DESCRIPTION OF TECHNOLOGY

All Assignor’s discoveries, ideas, business plans, concepts, improvements, domain names, inventions (whether patentable or not), knowledge, know-how, processes, information, data, data collections, procedures, processes, techniques, designs, drawings, flow charts, software code (in any form including source code and executable or object code), user interface, wire frames, formulae, computer programs, trade secrets, works of authorship and trademarks used in connection with or related to the business of the Company, including brand names, product names, logos and slogans, and associated goodwill. The foregoing includes, without limitation, the following additional technology:

•business plan for Apex Farms Corp.

•The inventions shown and described within U.S. patent application serial no. 62/046,485, covering a “vertical growing system”.

•The inventions shown and described within U.S. patent application serial no. 14/846,298, covering a “growing system”.

•United States application serial nos. 62/046,485, 14/846,298, and any related patent applications, including continuations, divisionals, and continuations-in-part, in the united states or elsewhere.

•Any and all intellectual property relating to the foregoing

•Any and all intellectual property relating to the following patents 9,795,097 and 10,004,188

EXHIBIT B

EXTENDED TERMS

Both Companies wish to make further adjustments to the overall contract

•Payment for the payment Transfer will fall on Apex Farms Corp.

•Novagant Corp. Current management is under the impression the patents will be better utilized in Apex Farms Corp. and therefore desire to return the patents of their own volition.

•Novagant Corp. acknowledges the 10,000,000 common shares paid to Apex Farms Corp. as non-refundable in nature and will not require the shares be returned.